As filed with the Securities and Exchange Commission on April 3, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Educate, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-1465722
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1001 Fleet Street

Baltimore, Maryland 21202

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Educate, Inc. 2004 Omnibus Stock Incentive Plan

Educate, Inc. 401(k) Retirement Savings Plan

(Full Title of the Plans)

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)	Copy to:
R. Christopher Hoehn-Saric Chief Executive Officer Educate, Inc. 1001 Fleet Street Baltimore, Maryland 21202 (410) 843-8000	R.W. Smith, Jr., Esquire Jason C. Harmon, Esquire DLA Piper Rudnick Gray Cary US LLP 6225 Smith Avenue Baltimore, Maryland 21209-3600 (410) 580-3000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	800,000	(2)	$8.27	(3)	$6,616,000	$707.91
Common Stock, par value $0.01 per share and participation interests in the Educate, Inc. 401(k) Retirement Savings Plan	400,000	(4)	$8.27	(3)	$3,308,000	$353.96
Total	1,200,000		$8.27		$9,924,000	$1,061.87

(1)	This Registration Statement shall also cover any additional shares of common stock of the Registrant which may be offered or issued under the employee benefit plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction, effected as required by such plans.
(2)	Represents 800,000 shares of common stock reserved for issuance under the Educate, Inc. 2004 Omnibus Stock Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sale prices per share of common stock of the Registrant as quoted on the Nasdaq National Market on March 29, 2006.
(4)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Educate, Inc. 401(k) Retirement Savings Plan. Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the Educate, Inc. 401(k) Retirement Savings Plan hereby registered.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed on Form S-8 by Educate, Inc. (the “Registrant”) on December 14, 2004 (SEC file number 333-121244) with respect to securities offered pursuant to the Educate, Inc. 2003 Omnibus Stock Incentive Plan and the Educate, Inc. 2004 Omnibus Stock Incentive Plan are incorporated by reference herein.

Item 2. Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Educate, Inc. hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above; and

(c) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (SEC file number 000-50952) filed with the Commission on September 22, 2004, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The legal validity of the securities offered pursuant to this Registration Statement on Form S-8 have been passed upon by C. Alan Schroeder, Secretary and General Counsel of the Registrant. As of the date of this Registration Statement, Mr. Schroeder beneficially owned 5,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) directly, and had the right to purchase up to 75,000 shares of Common Stock pursuant to outstanding stock options awarded under the Registrant’s Omnibus Stock Incentive Plans.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to Educate, Inc. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Article Fifth of Educate, Inc.’s certificate of incorporation provides that a director of Educate, Inc. shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. In addition, Article Seventh of Educate, Inc.’s certificate of incorporation provides that Educate, Inc. shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including the right to be paid by Educate, Inc. the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

Article VIII, Section 8 of the bylaws of Educate, Inc. provides that Educate, Inc. shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of Educate, Inc., or is or was serving at the request of Educate, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not Educate, Inc. would have the power to indemnify him or her against such liability under the bylaws of Educate, Inc.

Educate, Inc. has entered into indemnification agreements with its directors and officers. The indemnification agreements provide indemnification to the Corporation’s directors and officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. The Corporation has also obtained directors’ and officers’ liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

3.1(1)	Amended and Restated Certificate of Incorporation of Educate, Inc., a Delaware corporation

3.2.(1)	Amended and Restated By-Laws of Educate, Inc., a Delaware corporation

3.3(2)	Specimen of Stock Certificate for Common Stock

5.1	Opinion of C. Alan Schroeder, General Counsel of Educate, Inc.

10.1(2)	Educate, Inc. 2004 Omnibus Stock Incentive Plan

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of C. Alan Schroeder, General Counsel of Educate, Inc. (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of the Registration Statement)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A (Registration No. 000-50952), originally filed with the Commission on September 22, 2004.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-115496), as amended, originally filed with the Commission on May 14, 2004, and declared effective on September 22, 2004.

The undersigned Registrant hereby undertakes that the Educate, Inc. 401(k) Retirement Savings Plan has been submitted or will be submitted to the Internal Revenue Service (the “IRS”) in a timely manner and any changes required by the IRS in order to qualify such plan have been or will be made.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 3rd day of April, 2006.

Educate, Inc.

By:	/s/ R. Christopher Hoehn-Saric
R. Christopher Hoehn-Saric Chief Executive Officer, Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Cohen, C. Alan Schroeder and R. Christopher Hoehn-Saric, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, for the offering which this registration statement relates) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ R. Christopher Hoehn-Saric R. Christopher Hoehn-Saric	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2006

/s/ Kevin E. Shaffer Kevin E. Shaffer	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2006

/s/ Douglas L. Becker Douglas L. Becker	Director	March 31, 2006

/s/ Laurence Berg Laurence Berg	Director	March 28, 2006

/s/ Michael F. Devine, III Michael F. Devine, III	Director	March 28, 2006

/s/ David W. Hornbeck David W. Hornbeck	Director	March 28, 2006

/s/ Cheryl Krongard Cheryl Krongard	Director	March 31, 2006

/s/ Aaron Stone Aaron Stone	Director	March 31, 2006

/s/ Raul Yzaguirre Raul Yzaguirre	Director	March 28, 2006

Educate, Inc. 401(k) Retirement Savings Plan

The Registrant has the responsibility for the administration of the 401(k) plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the 401(k) plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 3rd day of April, 2006.

Educate, Inc. 401(k) Retirement Savings Plan

By:	Educate, Inc., Administrator

By:	/s/ R. Christopher Hoehn-Saric R. Christopher Hoehn-Saric Chief Executive Officer, Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description
3.1(1)	Amended and Restated Certificate of Incorporation of Educate, Inc., a Delaware corporation

3.2(1)	Amended and Restated By-Laws of Educate, Inc., a Delaware corporation

3.3(2)	Specimen of Stock Certificate for Common Stock

5.1	Opinion of C. Alan Schroeder, General Counsel of Educate, Inc.

10.1(2)	Educate, Inc. 2004 Omnibus Stock Incentive Plan

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of C. Alan Schroeder, General Counsel of Educate, Inc. (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of the Registration Statement)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A (Registration No. 333-115496), originally filed with the Commission on September 22, 2004.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-115496), as amended, originally filed with the Commission on May 14, 2004, and declared effective on September 22, 2004.

The undersigned Registrant hereby undertakes that the Educate, Inc. 401(k) Retirement Savings Plan has been submitted or will be submitted to the Internal Revenue Service (the “IRS”) in a timely manner and any changes required by the IRS in order to qualify such plan have been or will be made.